                                                                      Exhibit 21

                                G&L Realty Corp.
                              List of Subsidiaries
                                February 28, 2002

1.       G&L Hampden, Inc., a Delaware corporation
2.       G&L Hampden, LLC a Delaware limited liability company
3.       G&L Realty Partnership, L.P., a Delaware limited partnership
4.       G&L Realty Financing II, Inc., a Delaware corporation
5.       G&L Realty Financing Partnership II, L.P., a Delaware limited partnership
6.       G&L Medical, Inc., a Delaware corporation
7.       G&L Gardens, LLC, an Arizona limited liability company
8.       G&L Management Delaware Corp., a Delaware corporation
9.       G&L Senior Care, Inc., a Delaware corporation
10.      G&L Medical Partnership, L.P., a Delaware limited partnership
11.      GLN Capital Co. LLC, a Delaware limited liability company
12.      GL/PHP, LLC a Delaware limited liability company
13.      Theme World, L.P., a New Jersey limited partnership
14.      435 N. Roxbury Drive, Ltd., a California limited partnership
15.      G&L Grabel San Pedro, LLC
16.      G&L Burbank, LLC
17.      G&L Burbank Managers Corp., a California corporation
18.      G&L Holy Cross, LLC
19.      G&L Holy Cross Managers Corp., a California corporation
20.      G&L Tustin, LLC
21.      G&L Tustin Managers Corp., a California corporation
22.      G&L Valencia, LLC
23.      G&L Penasquitos, LLC
24.      G&L Penasquitos, Inc.
25.      GLH Pacific Gardens, LLC
26.      G&L Hoquiam, LLC
27.      G&L Lyons, LLC
28.      G&L Coronado (1998), LLC
29.      G&L Parsons on Eagle Run, LLC
30.      G&L Parsons on Eagle Run, Inc.
31.      Lakeview Associates, LLC
32.      Tustin Heritage Place, LLC
33.      G&L Heritage, LLC
34.      G&L Heritage Care, Inc.
35.      G&L Massachusetts, LLC
36.      G&L Aspen, LLC
37.      G&L Tustin II, LLC
38.      G&L Tustin III, LLC
39.      G&L Senior Care Partnership, L.P.
40.      G&L St. Thomas More, Inc.
41.      G&L Radius Realty, LLC
42.      GLR/Yorba Linda, LLC
43.      GLH Tarzana, LLC